EXHIBIT D

Form of Notice of Withdrawal of Tender

(To be provided only to members that call and request the form.)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

ADVANTAGE ADVISERS XANTHUS FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated November 17, 2025

The Offer and withdrawal rights will expire
at, and this Notice of Withdrawal must be
received by the Fund by, 12:00 midnight, Eastern Time, on Monday, December 15, 2025, unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail, Fax or Email to:

BNY Mellon Alternative Investment Services

P.O. Box 220

Claymont, DE 19703

Attn: OPCO Investor Services

Fax:    (866) 496-6601

          (866) 288-7747

Email: Hedge.Fund.Admin@bnymellon.com

The Fund requests that all documents be submitted to BNY by fax or email.

For additional information:
Phone: (888) 697-9661 or (866) 306-0232

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Advantage Advisers Xanthus Fund, L.L.C.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in Advantage Advisers Xanthus Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value.

$_______________________

☐	Portion of limited liability company interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Signature
(Signature of Owner(s) Exactly as Appeared	(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)	on Subscription Agreement)

Print Name of Investor	Print Name of Investor

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)

Print Name and Title of Co-signatory

Date:_________________________

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